FIRST AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT
                                     BETWEEN
                              TASKER CAPITAL CORP.
                                       AND
                                ROBERT D. JENKINS

The Executive Employment Agreement ("Agreement") made and entered into as of November 15, 2004, by and between TASKER CAPITAL CORP. 100 Mill Plain Road, Danbury, CT 06811, a Nevada Corporation ("TASKER") and ROBERT D. JENKINS ("Executive") is hereby amended ("the first amendment") as follows:

                                    RECITALS

      WHEREAS, TASKER wishes to amend Executive's Agreement, and

      WHEREAS, TASKER wishes to reward Executive for his valuable, dedicated service to TASKER, and

      WHEREAS,   this  amendment   shall  supercede  and  govern  the  Executive
Employment Agreement of November 15, 2004 with respect to Base Compensation,

      NOW, THEREFORE, TASKER and Executive hereto covenant and agree as follows:

      1.   RECITALS.   The  above  recitals  are  true  and  correct  and  fully
incorporated herein and form an integral part of this amendment.

      2. BASE COMPENSATION. Section 4.1 of the Agreement is hereby amended to read, "For all services rendered during the term of this Agreement by the Executive to TASKER, the Executive shall receive Base Compensation of two hundred thousand dollars (US $200,000.00) per annum ("Base Compensation"). TASKER shall pay Executive the Base Compensation in twenty-six (26) equal bi-weekly payments commencing on May 9, 2005. The Base Compensation shall increase to two hundred fifty thousand dollars (US $250,000.00) per annum when TASKER's Net Revenues, as defined in Section 4.1(a) of the Agreement, exceeds fifteen million dollars (US $15,000,000.00) on an annualized basis for three full consecutive months. In the event Net Revenues declines below fifteen million dollars (US $15,000,000.00) on an annualized basis for three consecutive months, the Executive's Base Compensation will be reduced to two hundred thousand dollars (US $200,000.00), plus residual annual increases as a percentage of Base Compensation, until which time as Net Revenue again on an annualized basis reach fifteen million dollars (US $15,000,000.00) for three consecutive months, after which Executive will be entitled to receive Base Compensation of two hundred fifty thousand dollars (US $250,000.00) per annum, plus residual annual increases. Determination of fifteen million dollars (US $15,000,000.00) annualized Net Revenues for three consecutive months shall be at the sole discretion of the Board of Directors of TASKER.

The effective Base Compensation will remain in effect until the first anniversary date of this Agreement after which it will increase annually at the greater of (1) a rate determined by the Board of Directors of TASKER or (2) a rate of no less than five percent (5 %) per annum of the then current Base Compensation.

            (a) Definition of Net Revenues. For purposes of this agreement Net Revenues shall mean the consolidated gross sales value from all products, services, royalty agreements, patent agreement, license agreements, trademark agreements, management service agreements and all other sources of revenue as defined by generally accepted accounting principals from TASKER and its affiliates, subsidiaries, and all other legal entities to which TASKER has an equity interest LESS any discounts, allowances, returns and all other sources of deductions from revenue as defined by generally accepted accounting principals.

      3. NOTICES. Section 9B is amended to read: If to TASKER, then to:

                  Tasker Capital Corp.
                  39 Old Ridgebury Road-Suite 14
                  Danbury, CT 06810-5116

      4. ENTIRE UNDERSTANDING; AMENDMENT. This amendment supercedes the Agreement as it relates to sections 4.1 and 9B of the Agreement and contains the entire understanding between the parties relating to the employment of the Executive with respect to Base Compensation by TASKER. It may not change orally but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      IN WITNESS WHEREOF, TASKER has caused this Amendment to be executed by its duly authorized officer, and Executive has hereunto subscribed his name, all as of May 16, 2005.



In the presence of:                  EXECUTIVE


--------------------------           -------------------------------------------
Name:
                                     TASKER CAPITAL CORP.

--------------------------
Name:                                -------------------------------------------
                                     Name:   Robert P. Appleby
                                     Title:  President & Chief Executive Officer